Exhibit 99.1

B&G Foods Announces Formation of Business Units
and Senior Leadership Appointments

PARSIPPANY, N.J., June 16, 2022 — B&G Foods, Inc. (NYSE: BGS) announced today the formation of four business units and senior leadership appointments to establish clear focus and expectations and drive organic and acquisition growth. The four newly created business units are:

•	Spices & Seasonings — representing approximately 18% of B&G Foods’ net sales, Spices & Seasonings will include, among others, the Dash, Weber, Spice Islands, Tone’s, Ac’cent, Trappey’s, Durkee and Wright’s brands.

•	Meals — representing approximately 22% of B&G Foods’ net sales, Meals will include, among others, the Ortega, Maple Grove Farms, Cream of Wheat, Victoria, Las Palmas, Mama Mary’s, Spring Tree, McCann’s, Carey’s and Vermont Maid brands.

•	Frozen & Vegetables — representing approximately 27% of B&G Foods’ net sales, Frozen & Vegetables will include the Green Giant frozen, Green Giant shelf stable and Le Sueur brands.

•	Specialty — representing approximately 33% of B&G Foods’ net sales, Specialty will include, among others, the Crisco, Clabber Girl, Back to Nature, Bear Creek, Polaner, Underwood, B&G, Grandma’s, New York Style, B&M, TrueNorth, Don Pepino, Sclafani, Baker’s Joy, Regina, Emeril’s, SugarTwin and Brer Rabbit brands.

Commenting on today’s announcement and the transition from a function-based organization structure to a business unit structure, Casey Keller, President and Chief Executive Officer of B&G Foods, stated, “We are reorganizing our company into four business units—establishing clear focus and expectations within the B&G Foods portfolio. These units will define the categories and brands that we will resource and grow, the platforms for future acquisitions, the brands that will run for efficiency and cash flow, and the businesses we may exit over time. The business unit structure will also push accountability and multi-function responsibility down to more closely managed parts of the complex B&G Foods portfolio—improving the speed and clarity of decision-making to deliver growth and financial performance. Following today’s announcement and leadership appointments, which will take effect on August 1, 2022, we expect to complete these organizational changes during the next several months and to set performance expectations for the business units by the end of the year.”

Mr. Keller continued, “Our priorities and goals remain consistent and will be enabled by the business unit structure:

•	foremost, managing B&G Foods effectively through the current inflationary, pricing and supply environment—which means pricing as quickly as possible to recover higher input costs, and increasing production and critical supply to improve service levels above 95%;

•	improving organic growth performance beyond COVID-19 recovery to 1% to 2% growth, capitalizing on the post-pandemic trends of remote working from home and a renewed interest in cooking and baking;

•	focusing on brands and categories where B&G Foods has the capabilities, scale and ability to win—in terms of resources, investment and structure;

•	making disciplined acquisitions that are accretive to our portfolio and cash flows, and fit with our core expertise in center store, dry distribution; and

•	accelerating cost savings and productivity efforts to eliminate non-value-added costs, offset inflation and strengthen margins and cash flows longer term.

Business Unit President Appointments

Jordan Greenberg, currently our Executive Vice President and Chief Commercial Officer, will transition to President of Spices & Seasonings, and remain an Executive Vice President of B&G Foods. Mr. Greenberg joined B&G Foods in 1999 and has served in roles of increasing responsibility over that time, including as Vice President of Marketing, Vice President and General Manager – Green Giant and his current position. Prior to joining B&G Foods, Mr. Greenberg served in the marketing departments of Land O’Lakes and Alpine Lace.

Ellen Schum, currently our Executive Vice President and Chief Customer Officer, will transition to President of Specialty, and remain an Executive Vice President of B&G Foods. Ms. Schum joined B&G Foods in 2018 and has served in roles of increasing responsibility over that time, including as Vice President of U.S. Retail Sales and her current position. Prior to that, Ms. Schum served as Executive Vice President of Sales and Marketing and then Chief Operating Officer of Schuman Cheese. Ms. Schum started her career in finance at Nabisco and spent 24 years at Nabisco and Kraft Foods in leadership roles of increasing responsibility, first in finance for 5 years, then in sales for 19 years, most recently serving as Area Vice President – East.

Kristen Thompson, currently Director of Marketing for Green Giant, has been promoted to President of Frozen & Vegetables, and has been appointed as a Senior Vice President of B&G Foods. Ms. Thompson joined B&G Foods in June 2019 as a Director of Marketing for Ortega. Most recently before joining B&G Foods, Ms. Thompson served as Marketing Director of Birds Eye Vegetables at Conagra Brands and Pinnacle Foods.

B&G Foods has initiated an external search for the President of Meals and expects to announce that appointment by the end of August.

Other Senior Leadership Promotions

Gary Benedict, currently Vice President of Revenue Growth Management, will be promoted to Senior Vice President of Commercial Operations. Mr. Benedict joined B&G Foods in 2019. Most recently before joining B&G Foods, Mr. Benedict served in sales management roles at Campbell Soup Company and WhiteWave Foods. Mr. Benedict has also served in sales management roles at Dr. Reddy’s Laboratories and Johnson & Johnson.

Rick Drummond, currently Vice President of Quality Assurance and Research & Development, will be promoted to Senior Vice President of Quality Assurance and Research & Development. Mr. Drummond, who has more than 30 years of consumer packaged goods experience, focusing on quality and R&D, joined B&G Foods in March 2016. Before joining B&G Foods, Mr. Drummond served in management level positions at Pepperidge Farm, Pinnacle Foods, Mondelēz, Kraft Foods and Nabisco.

Tessie Gallagher, currently Vice President of Sales, will be promoted to Senior Vice President of Field Sales. Ms. Gallagher joined B&G Foods in 2017. Ms. Gallagher has more than 25 years of sales management experience at companies including, Primzie Crispbreads, Kraft Foods, PepsiCo-Frito Lay, and PepsiCo-Quaker Oats.

Marty Schoch, currently Vice President of Procurement, will be promoted to Senior Vice President of Supply Chain. Mr. Schoch joined B&G Foods in 2008. Prior to B&G Foods, Mr. Schoch worked at The Manischewitz Company in various supply chain roles with increasing responsibility.

Bruce Wacha, Executive Vice President of Finance and Chief Financial Officer; Eric Hart, Executive Vice President of Human Resources and Chief Human Resources Officer; and Scott Lerner, Executive Vice President, General Counsel, Secretary and Chief Compliance Officer, will each continue to serve in their current roles.

Senior Leadership Retirement

B&G Foods also announced that Erich Fritz, Executive Vice President and Chief Supply Chain Officer has chosen to retire from the Company effective October 1, 2022.

Commenting on Mr. Fritz’s retirement, Mr. Keller said, “On behalf of our entire company, I want to thank Erich for his contributions to B&G Foods’ success over the past three years as our Chief Supply Chain Officer. Erich did an admirable job leading our supply chain efforts despite the unprecedented challenges facing our industry during the ongoing COVID-19 pandemic and ensuing industry-wide supply chain challenges and input cost inflation. Most importantly, Erich was instrumental in our efforts to keep our dedicated employees safe and healthy. All of us at B&G Foods wish Erich the best in his retirement.”

About B&G Foods, Inc.

Based in Parsippany, New Jersey, B&G Foods and its subsidiaries manufacture, sell and distribute high-quality, branded shelf-stable and frozen foods across the United States, Canada and Puerto Rico. With B&G Foods’ diverse portfolio of more than 50 brands you know and love, including Back to Nature, B&G, B&M, Bear Creek, Cream of Wheat, Crisco, Dash, Green Giant, Las Palmas, Le Sueur, Mama Mary’s, Maple Grove Farms, New York Style, Ortega, Polaner, Spice Islands and Victoria, there’s a little something for everyone. For more information about B&G Foods and its brands, please visit www.bgfoods.com.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” The forward-looking statements contained in this press release include, without limitation, statements related to the expected impact of the formation of business units and the senior leadership appointments, the timing and expected completion date of the organizational changes, the timing of the selection and appointment of the President of Meals, and our priorities and goals. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates,” “assumes,” “could,” “should,” “estimates,” “potential,” “seek,” “predict,” “may,” “will” or “plans” and similar references to future periods to be uncertain and forward-looking. Factors that may affect actual results include, without limitation: the continuing impact of the COVID-19 pandemic on the Company’s business, including, without limitation, the ability of the Company and its supply chain partners to continue to operate manufacturing facilities, distribution centers and other work locations without material disruption, and to procure ingredients, packaging and other raw materials when needed despite disruption in the supply chain or labor shortages, the duration of social distancing and stay-at-home and work-from-home policies and recommendations, and whether, and the extent to which, additional waves or variants of COVID-19 will affect the United States and the rest of North America, and the extent to which macroeconomic conditions resulting from the pandemic and the pace of the subsequent recovery may impact consumer eating and shopping habits; the Company’s substantial leverage; the effects of rising costs for the Company’s commodities, ingredients, packaging, other raw materials, distribution and labor; crude oil prices and their impact on distribution, packaging and energy costs; the Company’s ability to successfully implement sales price increases and cost saving measures to offset any cost increases; intense competition, changes in consumer preferences, demand for the Company’s products and local economic and market conditions; the Company’s continued ability to promote brand equity successfully, to anticipate and respond to new consumer trends, to develop new products and markets, to broaden brand portfolios in order to compete effectively with lower priced products and in markets that are consolidating at the retail and manufacturing levels and to improve productivity; the Company’s ability to recruit and retain senior management and a highly skilled and diverse workforce at the Company’s corporate offices, manufacturing facilities and other locations despite a very tight labor market and changing employee expectations as to fair compensation, an inclusive and diverse workplace, flexible working and other matters; the risks associated with the expansion of the Company’s business; the Company’s possible inability to identify new acquisitions or to integrate recent or future acquisitions or the Company’s failure to realize anticipated revenue enhancements, cost savings or other synergies from recent or future acquisitions; the Company’s ability to successfully complete the integration of recent or future acquisitions into the Company’s enterprise resource planning (ERP) system; tax reform and legislation, including the effects of the Infrastructure Investment and Jobs Act, U.S. Tax Cuts and Jobs Act and the U.S. CARES Act, and future tax reform or legislation; the Company’s ability to access the credit markets and the Company’s borrowing costs and credit ratings, which may be influenced by credit markets generally and the credit ratings of the Company’s competitors; unanticipated expenses, including, without limitation, litigation or legal settlement expenses; the effects of currency movements of the Canadian dollar and the Mexican peso as compared to the U.S. dollar; the effects of international trade disputes, tariffs, quotas, and other import or export restrictions on the Company’s international procurement, sales and operations; future impairments of the Company’s goodwill and intangible assets; the Company’s ability to protect information systems against, or effectively respond to, a cybersecurity incident or other disruption; the Company’s sustainability initiatives and changes to environmental laws and regulations; the Company’s ability to successfully transition the operations of the Portland, Maine manufacturing facility to third-party co-manufacturing facilities and existing Company manufacturing facilities without significant disruption in production or customer service, and the Company’s ability to achieve anticipated productivity improvements and cost savings; and other factors that affect the food industry generally. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations: ICR, Inc. Dara Dierks 866.211.8151	Media Relations: ICR, Inc. Matt Lindberg 203.682.8214